As filed with the Securities and Exchange Commission on November 5, 2009

Registration No. 333-44306

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BSQUARE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	91-1650880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 110th Avenue NE, Suite 200

Bellevue, Washington 98004

(Address of Principal Executive Offices) (Zip Code)

MAINBRACE 1998 STOCK OPTION PLAN

(Full title of the plan)

Brian T. Crowley

President and Chief Executive Officer

110 110th Avenue NE, Suite 200

Bellevue, Washington 98004

(Name and address of agent for service)

(425) 519-5900

(Telephone number, including area code, of agent for service)

Copies to:

Michael J. Erickson, Esq.

Summit Law Group, PLLC

315 Fifth Avenue South, Suite 1000

Seattle, Washington 98104

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (the “Amendment”) relates to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 23, 2000 (File No. 333-44306) (the “Registration Statement”) of BSQUARE Corporation (the “Company”) pertaining to a total of 158,616 shares (as adjusted to reflect the one-for-four reverse stock split effected on October 7, 2005) of the Company’s common stock, no par value (“Common Stock”), authorized for issuance under the Company’s Mainbrace 1998 Stock Option Plan (the “Mainbrace Plan”). The Company has subsequently terminated the Mainbrace Plan.

As a result of the termination of the Mainbrace Plan, the offering of Common Stock under the Mainbrace Plan pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the 38,060 shares (as adjusted to reflect the one-for-four reverse stock split effected on October 7, 2005) of Common Stock registered but unsold under the Mainbrace Plan pursuant to the Registration Statement. This Amendment shall not affect the remaining shares of Common Stock registered pursuant to the Registration Statement, and the effectiveness of the Registration Statement as to such shares shall continue unaffected by this Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 5th day of November, 2009.

BSQUARE CORPORATION
(Registrant)

By:	/s/ BRIAN T. CROWLEY
Brian T. Crowley
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated below on the 5th day of November, 2009.

Signature	Title

/s/ BRIAN T. CROWLEY	President and Chief Executive Officer
Brian T. Crowley	(Principal Executive Officer)

/s/ SCOTT C. MAHAN	Vice President, Finance and Chief Financial Officer
Scott C. Mahan	(Principal Financial and Accounting Officer)

/s/ ELLIOTT H. JURGENSEN, JR.	Chairman of the Board
Elliott H. Jurgensen, Jr.

/s/ DONALD B. BIBEAULT	Director
Donald B. Bibeault

/s/ ELWOOD D. HOWSE, JR.	Director
Elwood D. Howse, Jr.

/s/ SCOT E. LAND	Director
Scot E. Land

/s/ WILLIAM D. SAVOY	Director
William D. Savoy

/s/ KENDRA VANDERMEULEN	Director
Kendra VanderMeulen